Exhibit 99.1

[LOGO] FOR IMMEDIATE RELEASE
       ---------------------

             American Home Mortgage Announces Third Quarter Results

                 Quarterly earnings are $1.09 per diluted share

  Dividend policy increased $0.05 per quarter to $0.91 per share, or $3.64 per share annually

            Quarterly loan production reaches a record $13.7 billion

      Company embarks on strategy of holding selected loans for investment

                   2005 and 2006 earnings guidance reaffirmed

Melville, NY (October 26, 2005) - American Home Mortgage Investment Corp. (NYSE:
AHM) announced today results for the quarter ended September 30, 2005.

FINANCIAL HIGHLIGHTS
--------------------

Comparison of the Three Months Ended September 30, 2005 and 2004

o Revenue for the third quarter of 2005 was $204.8 million compared to revenue of $111.3 million for the third quarter of 2004, an increase of 84.1%.

o Net earnings for the third quarter of 2005 were $53.2 million compared to net earnings of $42.9 million for the third quarter of 2004, an increase of 23.9%.

o Earnings per diluted share for the third quarter of 2005 were $1.09 compared to earnings per diluted share of $1.02 for the third quarter of 2004, an increase of 6.9%.

o Dividends per common share for the third quarter of 2005 were $0.86, compared to $0.61 for the third quarter of 2004, an increase of 41.0%.

o Book value per common share was $22.81 at September 30, 2005, compared to $18.42 per share at September 30, 2004, an increase of 23.8%.

Comparison of the Three Months Ended September 30, 2005 and June 30, 2005

o Revenue for the third quarter of 2005 was $204.8 million compared to revenue of $203.3 million for the second quarter of 2005, an increase of 0.7%.

o Net earnings for the third quarter of 2005 were $53.2 million compared to net earnings of $65.5 million for the second quarter of 2005, a decrease of 18.8%.

o Earnings per diluted share for the third quarter of 2005 were $1.09 compared to earnings per diluted share of $1.52 for the second quarter of 2005, a decrease of 28.3%.

o Dividends per common share for the third quarter of 2005 were $0.86, compared to $0.76 for the second quarter of 2005, an increase of 13.2%.

o Book value per common share was $22.81 at September 30, 2005, compared to book value per common share of $20.21 at June 30, 2005, an increase of 12.9%.

Comparison of the Nine Months Ended September 30, 2005 and 2004

o Adjusted revenue for the nine months ended September 30, 2005 was $572.1 million compared to revenue of $284.6 million for the nine months ended September 30, 2004, an increase of 101.0%. GAAP revenue for the nine months ended September 30, 2005 totaled $643.5 million.

o Adjusted net earnings for the nine months ended September 30, 2005 were $172.7 million compared to net earnings of $97.6 million for the nine months ended September 30, 2004, an increase of 76.9%. GAAP net earnings for the nine months ended September 30, 2005 totaled $244.1 million.

o Adjusted earnings per diluted share for the nine months ended September 30, 2005 were $3.83 compared to earnings per diluted share of $2.58 for the nine months ended September 30, 2004, an increase of 48.4%. GAAP earnings per diluted share for the nine months ended September 30, 2005 were $5.51.

o Dividends per common share for the nine months ended September 30, 2005 were $2.33, compared to $1.77 for the nine months ended September 30, 2004, an increase of 31.6%.

Michael Strauss, American Home's Chief Executive Officer, commented, "I am pleased by our company's overall results for the third quarter. During the quarter, our diluted earnings per share were $1.09, slightly higher than expected. Earnings were driven by record high loan production of $13.7 billion due to a record market share of 1.81% of national originations based on Freddie Mac estimates. As a result, our company's revenues from loan sales and warehouse interest income reached all time highs. Also, during the quarter, our company successfully embarked on the strategic shifts described during our second quarter earnings release. Specifically, we retained only a selected portion of the ARM loans we originated, while selling the balance of our ARM loan production. The $1.3 billion of ARM loans we kept during the quarter, we believe, offer relatively high returns and less exposure to changes in prepayment speeds. The ARM loans we kept were accounted for as loans held for investment, and are carried at their cost basis rather than their market value. As a result, we expect ongoing enhanced net interest income from these loans. In the future, we expect that all of the loans we retain will be accounted for as loans held for investment, and will be carried at their cost basis.

Our company's third quarter results would have been much stronger if not for a $34 million write-down, net of associated hedges, of the value of residual assets we hold from our prior period securitizations. This write-down, which was charged to current period income, primarily reflects changes in prepayment speed assumptions used by residual asset buyers. We have written these assets down in previous quarters and our earnings model allows for limited write-downs of these assets, but the third quarter write-down was disproportionately large. Our most recent data shows prepayment speeds on our prior period securitizations slowing. If this trend continues, I would expect that any future write-downs of these assets would be much more limited. I believe our positive financial results, even given the impact of the write-down, demonstrates the resiliency of our business model.

Our third quarter net interest income reached $46.9 million, a slight increase over the second quarter of 2005. Mortgage loan net interest income increased by $4.4 million to $26.9 million, however, portfolio net interest income decreased by $3.3 million to $21.6 million. Portfolio net interest income was reduced by sharp movements in interest rates. I believe net interest income will materially increase in the coming quarters as a result of our company holding self-originated loans for investment, carried at their cost. I also believe net interest income will increase because a growing portion of our assets will be financed through the permanent issuance of mortgage-backed securities, which will largely reduce the impact of sharp movements in interest rates on our net interest income. Finally, our net interest income should be enhanced as we invest and reap the benefit of the proceeds from our recent common stock offering.

As I consider our company's outlook for the fourth quarter and 2006, I caution investors against taking our company's third quarter results and adding back the write-down of our residual assets. I believe our company's net interest income and servicing results are likely to improve in coming quarters, but I also expect our loan production will decline in response to rising interest rates and our tax expense will increase due to greater profitability in our taxable REIT subsidiaries. Based on our prospects taken as a whole, our company is reaffirming our 2005 adjusted earnings guidance of $4.60 to $4.80 per share and our 2006 earnings guidance of $4.85 to $5.15 per share.

Based on our results and prospects, I am very pleased to announce that our Board of Directors has increased our company's dividend policy by $0.05 per quarter, to $0.91 per quarter or $3.64 on an annualized basis. This is the eleventh increase in our quarterly dividend since we began paying dividends in April 2001. The increased dividend rate is expected to be effective for dividends paid in January 2006."

THIRD QUARTER RESULTS
---------------------

During the third quarter, American Home's mortgage-backed securities ("MBS") portfolio averaged $7.1 billion, and earned a net interest margin of 1.24%, resulting in net interest income of $21.6 million. By comparison, during the second quarter of 2005, the MBS portfolio averaged $6.8 billion and earned a net interest margin of 1.48%, resulting in net interest income of $24.9 million. Net interest income is projected to increase in coming quarters due to a growing portion of the portfolio's make-up being self-originated whole loans financed by MBS, due to an anticipated normalization of interest rate volatility, and as a result of fully investing the proceeds from the Company's recent stock offering. During the third quarter, American Home purchased a number of securities for its investment portfolio which settled at or near the end of September and has since purchased additional securities as it seeks to fully deploy the capital raised from its third quarter common stock offering.

During the third quarter, American Home's inventory of loans averaged $5.7 billion, earned a net interest margin of 2.06% and earned net interest income of $26.9 million. This compares with an average balance of $3.9 billion, a net interest margin of 2.37% and net interest income of $22.5 million in the second quarter of 2005. During the third quarter, the Company had interest expense on servicing financing and other obligations of $1.7 million compared to $2.4 million during the second quarter of 2005.

At September 30, 2005, the composition of the Company's portfolio by type of loan, including loans held for investment and securitized loans was 78.6% 5/1 adjustable-rate mortgages ("ARMs"), 15.8% short reset ARMs, and 5.6% 3/1 ARMs. The composition of the MBS portfolio by credit quality based on Standard & Poor's ratings was 92.7% Agency and AAA, 4.6% AA, A, and BBB and 2.7% unrated. On September 30, 2005, the MBS portfolio's duration, net of liabilities and hedges, was estimated to be 0.17 years and its projected average life was 2.46 years.

During the third quarter, the Company's loan production was $13.7 billion. Of the $13.7 billion, 54% of loans were to homebuyers while 46% were for refinancing. During the quarter, the Company estimates its national market share reached 1.81% based on Freddie Mac's recent forecast of national market size, compared to 1.47% in the second quarter of 2005 and 0.77% during the third quarter of 2004. At September 30, 2005, the Company employed approximately 2,377 loan officers and account executives, including call center representatives, but excluding sales assistants, compared to approximately 2,334 on June 30, 2005.

During the quarter, the Company embarked on its strategy of holding loans in its investment portfolio, which are carried at cost, less any associated loan loss allowance. The amount of loans placed into the investment portfolio during the quarter was $1.3 billion. At September 30, 2005, the $1.3 billion of loans added to the investment portfolio were carried at an average cost of 101.10% of par, or $14.3 million above their par value. These loans had a fair value of 103.15% of par, or $40.8 million above their par value.

During the quarter, the Company sold $9.9 billion of non-securitized loans to third parties for a net gain of $123.7 million including net mortgage origination fees. Also during the quarter, the Company completed what it anticipates will be its last securitizations structured to be accounted for as sales under FAS 140. These securitizations totaled $2.5 billion. Of the securities created, $1.3 billion were sold for a gain of $20.0 million, while $1.2 billion were retained and carried at their market value, resulting in an unrealized gain of $22.6 million. In addition, during the quarter, the Company's origination segment had interest rate swap hedge gains of $10.3 million.

During the quarter, the Company recognized realized and unrealized losses, net of hedges, on the value of its securities portfolio of $44.6 million, of which $37.8 million was charged to current period income, and $6.8 million resulted in other comprehensive loss.

During the quarter, revenue associated with the Company's servicing assets was $17.6 million, including $21.1 million of servicing fee revenue, $15.1 million of amortization expense, and $11.6 million of impairment reserve recovery. At the end of the quarter, the principal amount of the loans being serviced including loans held for sale and loans held for investment was $27.5 billion compared to $24.7 billion at the end of the second quarter.

The Company's total revenues for the quarter were $204.8 million. Of these revenues, $46.9 million was from net interest income, $176.5 million was from gains on newly originated mortgage loans including origination fees and net of hedges, $21.1 million was from mortgage servicing fees, and $1.6 million was from other sources. Revenues were decreased by $37.8 million of realized and unrealized losses on MBS, net of hedges, and by $3.5 million of servicing amortization, net of recovery. During the quarter, the Company's expenses were $149.1 million, and the Company's pre-tax income was $55.7 million. During the quarter, the Company's taxable subsidiary had pre-tax income of $5.8 million resulting in tax expense of $2.5 million. Consequently, net income for the quarter was $53.2 million while preferred dividends were $3.3 million and net income available to common stockholders was $49.9 million, resulting in earnings per diluted share of $1.09. Book value attributable to common stockholders on September 30, 2005 was $1.1 billion, or $22.81 per common share, compared to $819.1 million, or $20.21 per common share, on June 30, 2005.

DIVIDEND POLICY INCREASE
------------------------

Based on the Company's projections for earnings and cash flow, the Company's Board of Directors has changed the Company's dividend policy to increase the quarterly dividend on its common stock to $0.91 per share, or $3.64 per share on an annualized basis. It is expected that the first dividend of $0.91 per common share will be payable in January 2006. The Company's dividend policy does not constitute an obligation to pay dividends, which only occurs when its Board of Directors declares a dividend. The dividend policy is subject to ongoing review by the Board of Directors based on, among other things, the Company's business prospects, financial condition, earnings projections and cash flow projections, and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice.

EARNINGS GUIDANCE
-----------------

American Home is reaffirming its 2005 adjusted earnings guidance of $4.60 to $4.80 per diluted share and its 2006 earnings guidance of $4.85 to $5.15. It is expected that 2006 earnings will be affected by seasonality in the Company's production segment with earnings being higher in the second and third quarters compared to the first and fourth quarters.

OTHER THIRD QUARTER HIGHLIGHTS
------------------------------

During the quarter, the Company issued 9 million shares of common stock at a price of $35.50 per share. The offering, which closed on August 15, resulted in proceeds to the Company of $319.5 million before underwriting discounts and other expenses.

During the quarter, the Company privately placed $50 million of trust preferred stock at a yield of LIBOR +300. The trust preferred is callable by the Company after 5 years, and matures after 30 years.

ADJUSTED FINANCIAL MEASURES
---------------------------

Throughout this news release the terms adjusted revenues, adjusted net earnings, adjusted earnings per diluted share, adjusted net interest income, adjusted net interest margin, 2005 adjusted earnings guidance and other similar terms are used to identify financial measures that are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company has been, and expects to continue to be managed on the basis of the adjusted financial measures. The adjusted financial measures should be read in conjunction with the Company's GAAP results. A reconciliation of the adjusted financial measures to financial measures prepared in accordance with GAAP is included on pages A-1 through A-5 of this release.

CONFERENCE CALL TODAY
---------------------

American Home will hold an investor conference call today, October 26, 2005, at 10:30 a.m., Eastern Time, to discuss earnings. Interested parties may listen to the live conference call by visiting the investor relations section of American Home's corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through November 9, 2005.

DIVIDEND REINVESTMENT & DIRECT STOCK PURCHASE AND SALE PLAN
-----------------------------------------------------------

American Home Mortgage Investment Corp. has established an Investors Choice Dividend Reinvestment & Direct Stock Purchase and Sale Plan for its shareholders. The plan offers affordable alternatives for buying and selling common stock of American Home Mortgage Investment Corp. Participants in the plan may also reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares of the Company's common stock. If you have additional questions or would like to enroll in the plan, please contact the plan administrator, American Stock Transfer & Trust Company, at 1-888-777-0319 (toll free) or visit their website at www.amstock.com.

ABOUT AMERICAN HOME
-------------------

American Home Mortgage Investment Corp. is a mortgage real estate investment trust ("REIT") focused on earning net interest income from self-originated MBS, and through its taxable subsidiaries, from originating and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices as well as through mortgage brokers and correspondents and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

FORWARD-LOOKING STATEMENTS
--------------------------

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

                                       ###

CONTACT:

Mary M. Feder
Vice President, Investor Relations
American Home Mortgage Investment Corp.
(631) 622-6469
mary.feder@americanhm.com

Financial Table Presentation

The following financial tables include GAAP, adjusted and reconciling information for the reasons and purposes described under the heading ADJUSTED FINANCIAL MEASURES herein.

                    Financial Tables to Follow on Next Pages

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                      Three Months Ended          Nine Months Ended
                                                                    ----------------------     ------------------------
                                                                    Sept. 30,    Sept. 30,      Sept. 30,     Sept. 30,
                                                                      2005         2004           2005          2004
                                                                    ---------    ---------     -----------    ---------
                                                                                                   (1)
                                                                                               As Adjusted
                                                                    ---------    ---------     -----------    ---------
Mortgage-Backed Securities Holdings Segment:*
-----------------------------------------------------------------
Average mortgage-backed securities held ($ billions)                      7.1          7.2             7.1          4.7
Interest income ($ millions)                                             84.5         66.7           239.8        123.1
Average portfolio yield                                                  4.76%        3.72%           4.50%        3.53%

Interest expense ($ millions)                                            62.9         42.1           161.8         82.0
Average cost of funds and hedges                                         3.84%        2.47%           3.29%        2.51%

Net interest income ($ millions)                                         21.6         24.6            78.0         41.1
Net interest margin                                                      1.24%        1.39%           1.46%        1.18%

Mortgage-backed securities held - end of period ($ billions)              9.2          7.3             9.2          7.3
Period end duration gap (in years)                                       0.17       (0.002)           0.17       (0.002)

* - Excludes loans held pending securitization

Loan Origination Segment:
-----------------------------------------------------------------
Loan originations ($ billions)                                           13.7          5.3            31.7         16.3
   Refinance                                                               46%          36%             45%          47%
   ARM                                                                     48%          56%             50%          47%

Average mortgage loans, net ($ billions)                                  5.7          2.4             4.1          2.0
Net interest income ($ millions)                                         26.9          9.7            68.3         28.6
Net interest margin                                                      2.06%        1.60%           2.26%        1.89%

Loans securitized and held ($ billions)                                   1.2          1.4             2.9          3.8
Loans securitized and sold ($ billions)                                   1.3          1.3            10.3          2.0
Loans sold to third parties ($ billions)                                  9.9          2.9            17.5         10.8
Additions to loans held for  investment ($ billions)                      1.3           --             1.4           --
Gain on sales of loans and current period securitizations
   net of hedge gains ($ millions)                                      176.5         81.2           472.0        198.5
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                                   26.5           --            27.8           --
                                                                    ---------    ---------     -----------    ---------
           Total ($ millions)                                           203.0         81.2           499.8        198.5
                                                                    ---------    ---------     -----------    ---------
Gain on sales of loans and current period securitizations
   net of hedge gains (% of principal)                                   1.42%        1.45%           1.60%        1.20%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                               2.02%          --            1.92%          --
           Total (% of principal)                                        1.48%        1.45%           1.61%        1.20%
Applications accepted ($ billions)                                       19.7          8.7            50.0         26.6
Application pipeline ($ billions)                                        11.6          6.5            11.6          6.5

                                                                    Sept. 30,    Sept. 30,
Loan Servicing Segment:                                               2005         2004
-----------------------------------------------------------------   ---------    ---------
Loan servicing portfolio - total with warehouse ($ billions)             27.5         13.6
Loan servicing portfolio - loans sold or securitized ($ billions)        24.2         12.5
Weighted average note rate                                               5.73%        5.41%
Weighted average service fee                                            0.331%       0.354%
Average age (in months)                                                    13           18

Note:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-5.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                                        Three Months Ended
                                                                   ----------------------------------------------------------------
                                                                   Sept. 30,    June 30,     March 31,      Dec. 31,      Sept. 30,
                                                                     2005         2005         2005           2004          2004
                                                                   ---------    --------    -----------    -----------    ---------
                                                                                                (1)            (1)
                                                                                            As Adjusted    As Adjusted
                                                                   ---------    --------    -----------    -----------    ---------
Mortgage-Backed Securities Holdings Segment:*
-----------------------------------------------------------------
Average mortgage-backed securities held ($ billions)                     7.1         6.8            7.4            7.3          7.2
Interest income ($ millions)                                            84.5        77.1           78.2           70.6         66.7
Average portfolio yield                                                 4.76%       4.53%          4.23%          3.89%        3.72%

Interest expense ($ millions)                                           62.9        52.2           46.7           42.6         42.1
Average cost of funds and hedges                                        3.84%       3.29%          2.71%          2.48%        2.47%

Net interest income ($ millions)                                        21.6        24.9           31.5           28.0         24.6
Net interest margin                                                     1.24%       1.48%          1.70%          1.57%        1.39%

Mortgage-backed securities held - end of period ($ billions)             9.2         6.9            7.2            7.6          7.3
Period end duration gap (in years)                                      0.17        0.08           0.09           0.07       (0.002)

* - Excludes loans held pending securitization

Loan Origination Segment:
-----------------------------------------------------------------
Loan originations ($ billions)                                          13.7        10.8            7.2            6.7          5.3
   Refinance                                                              46%         41%            48%            46%          36%
   ARM                                                                    48%         50%            53%            55%          56%

Average mortgage loans, net ($ billions)                                 5.7         3.9            2.8            2.7          2.4
Net interest income ($ millions)                                        26.9        22.5           18.9           20.2          9.7
Net interest margin                                                     2.06%       2.37%          2.70%          2.97%        1.60%

Loans securitized and held ($ billions)                                  1.2         0.4            1.3            1.5          1.4
Loans securitized and sold ($ billions)                                  1.3         5.4            2.5            2.0          1.3
Loans sold to third parties ($ billions)                                 9.9         4.5            3.1            2.9          2.9
Additions to loans held for  investment ($ billions)                     1.3         0.1             --             --           --
Gain on sales of loans and current period securitizations
   net of hedge gains ($ millions)                                     176.5       182.6          112.9          109.4         81.2
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                                  26.5         1.3             --             --           --
                                                                   ---------    --------    -----------    -----------    ---------
           Total ($ millions)                                          203.0       183.9          112.9          109.4         81.2
                                                                   ---------    --------    -----------    -----------    ---------
Gain on sales of loans and current period securitizations
   net of hedge gains (% of principal)                                  1.42%       1.78%          1.64%          1.69%        1.45%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                              2.02%       0.95%            --             --           --
           Total (% of principal)                                       1.48%       1.77%          1.64%          1.69%        1.45%
Applications accepted ($ billions)                                      19.7        17.3           13.0            9.9          8.7
Application pipeline ($ billions)                                       11.6        10.7            8.4            6.2          6.5

                                                                   Sept. 30,    June 30,     March 31,      Dec. 31,      Sept. 30,
                                                                     2005         2005         2005           2004          2004
                                                                   ---------    --------    -----------    -----------    ---------
Loan Servicing Segment:
-----------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)            27.5        24.7           19.9           16.8         13.6
Loan servicing portfolio - loans sold or securitized ($ billions)       24.2        22.6           18.2           15.5         12.5
Weighted average note rate                                              5.73%       5.62%          5.21%          5.45%        5.41%
Weighted average service fee                                           0.331%      0.336%         0.344%         0.345%       0.354%
Average age (in months)                                                   13          13             14             16           18

Note:

(1) - Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-5.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                             Three Months Ended        Nine Months Ended
                                                                           ----------------------    ----------------------
                                                                           Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                                                                             2005         2004         2005         2004
                                                                           ---------    ---------    ---------    ---------
                                                                                                        (1)
                                                                                                        As
                                                                                                     Adjusted
                                                                           ---------    ---------    ---------    ---------
Net interest income:
    Interest income                                                        $ 180,038    $  94,298    $ 435,325    $ 198,347
    Interest expense                                                        (133,169)     (61,405)    (294,830)    (132,596)
                                                                           ---------    ---------    ---------    ---------
         Net interest income                                                  46,869       32,893      140,495       65,751
                                                                           ---------    ---------    ---------    ---------

Non-interest income:
    Gain on sales of mortgage loans                                          123,658       28,373      236,288       98,095
    Gain on sales of current period securitized mortgage loans                19,960       30,460      168,998       40,119
    Gain (loss) on sales of mortgage-backed securities and derivatives         6,116       (8,120)      11,468       (2,810)
    Unrealized (loss) gain on mortgage-backed securities and derivatives     (10,965)      27,069       (1,021)      82,041

    Loan servicing fees                                                       21,099        9,822       52,232       28,870
    Amortization                                                             (15,055)      (7,755)     (38,558)     (22,865)
    Impairment reserve recovery (provision)                                   11,577       (4,807)      (3,354)     (10,139)
                                                                           ---------    ---------    ---------    ---------
         Net loan servicing fees (loss)                                       17,621       (2,740)      10,320       (4,134)
                                                                           ---------    ---------    ---------    ---------

    Other non-interest income                                                  1,585        3,350        5,594        5,554
                                                                           ---------    ---------    ---------    ---------
         Non-interest income                                                 157,975       78,392      431,647      218,865
                                                                           ---------    ---------    ---------    ---------

Non-interest expenses:
    Salaries, commissions and benefits, net                                  101,378       46,482      264,712      128,805
    Occupancy and equipment                                                   15,328        9,984       42,396       26,086
    Data processing and communications                                         6,479        3,745       18,386       10,296
    Office supplies and expenses                                               5,024        3,012       15,110        9,345
    Marketing and promotion                                                    5,104        2,610       14,360        7,018
    Travel and entertainment                                                   4,670        3,620       14,025        9,084
    Professional fees                                                          3,744        2,524       10,646        6,781
    Other                                                                      7,360        6,363       21,072       15,883
                                                                           ---------    ---------    ---------    ---------
         Non-interest expenses                                               149,087       78,340      400,707      213,298
                                                                           ---------    ---------    ---------    ---------

Net income before income tax expense (benefit)                                55,757       32,945      171,435       71,318

Income tax expense (benefit)                                                   2,549       (9,998)      (1,302)     (26,330)
                                                                           ---------    ---------    ---------    ---------
Net income                                                                 $  53,208    $  42,943    $ 172,737    $  97,648
                                                                           =========    =========    =========    =========

Dividends on preferred stock                                                   3,304        1,648        9,913        1,648
                                                                           ---------    ---------    ---------    ---------
Net income available to common shareholders                                $  49,904    $  41,295    $ 162,824    $  96,000
                                                                           =========    =========    =========    =========

    Per share data:
      Basic                                                                $    1.10    $    1.03    $    3.88    $    2.61
      Diluted                                                              $    1.09    $    1.02    $    3.83    $    2.58

      Weighted average number of shares - basic                               45,174       40,145       41,973       36,737
      Weighted average number of shares - diluted                             45,669       40,605       42,471       37,198

Note:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-5.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                             Three Months Ended
                                                                          ---------------------------------------------------------
                                                                          Sept. 30,   June 30,    March 31,   Dec. 31,    Sept. 30,
                                                                            2005        2005        2005        2004        2004
                                                                          ---------   ---------   ---------   ---------   ---------
                                                                                                     (1)         (1)
                                                                                                     As          As
                                                                                                  Adjusted    Adjusted
                                                                          ---------   ---------   ---------   ---------   ---------
Net interest income:
    Interest income                                                       $ 180,038   $ 135,318   $ 119,969   $ 113,785   $  94,298
    Interest expense                                                       (133,169)    (90,336)    (71,325)    (67,002)    (61,405)
                                                                          ---------   ---------   ---------   ---------   ---------
         Net interest income                                                 46,869      44,982      48,644      46,783      32,893
                                                                          ---------   ---------   ---------   ---------   ---------
Non-interest income:
    Gain on sales of mortgage loans                                         123,658      77,377      35,253      36,004      28,373
    Gain on sales of current period securitized mortgage loans               19,960     104,377      44,661      40,674      30,460
    Gain (loss) on sales of mortgage-backed securities and derivatives        6,116         620       4,732       2,873      (8,120)
    Unrealized (loss) gain on mortgage-backed securities and derivatives    (10,965)    (10,292)     20,236      27,224      27,069

    Loan servicing fees                                                      21,099      16,970      14,163      11,701       9,822
    Amortization                                                            (15,055)    (12,832)    (10,671)     (9,750)     (7,755)
    Impairment reserve recovery (provision)                                  11,577     (20,398)      5,467      (5,013)     (4,807)
                                                                          ---------   ---------   ---------   ---------   ---------
         Net loan servicing fees (loss)                                      17,621     (16,260)      8,959      (3,062)     (2,740)
                                                                          ---------   ---------   ---------   ---------   ---------

    Other non-interest income                                                 1,585       2,543       1,466       1,480       3,350
                                                                          ---------   ---------   ---------   ---------   ---------
         Non-interest income                                                157,975     158,365     115,307     105,193      78,392
                                                                          ---------   ---------   ---------   ---------   ---------

Non-interest expenses:
    Salaries, commissions and benefits, net                                 101,378      94,859      68,475      60,588      46,482
    Occupancy and equipment                                                  15,328      14,397      12,671      11,556       9,984
    Data processing and communications                                        6,479       5,957       5,950       5,869       3,745
    Office supplies and expenses                                              5,024       5,657       4,429       4,385       3,012
    Marketing and promotion                                                   5,104       5,126       4,130       3,391       2,610
    Travel and entertainment                                                  4,670       5,427       3,928       5,106       3,620
    Professional fees                                                         3,744       3,432       3,470       5,378       2,524
    Other                                                                     7,360       6,843       6,869       6,333       6,363
                                                                          ---------   ---------   ---------   ---------   ---------
         Non-interest expenses                                              149,087     141,698     109,922     102,606      78,340
                                                                          ---------   ---------   ---------   ---------   ---------

Net income before income tax expense (benefit)                               55,757      61,649      54,029      49,370      32,945

Income tax expense (benefit)                                                  2,549      (3,851)         --         755      (9,998)
                                                                          ---------   ---------   ---------   ---------   ---------

Net income                                                                $  53,208   $  65,500   $  54,029   $  48,615   $  42,943
                                                                          =========   =========   =========   =========   =========

Dividends on preferred stock                                                  3,304       3,304       3,305       2,340       1,648
                                                                          ---------   ---------   ---------   ---------   ---------
Net income available to common shareholders                               $  49,904   $  62,196   $  50,724   $  46,275   $  41,295
                                                                          =========   =========   =========   =========   =========

    Per share data:
      Basic                                                               $    1.10   $    1.54   $    1.26   $    1.15   $    1.03
      Diluted                                                             $    1.09   $    1.52   $    1.24   $    1.14   $    1.02

      Weighted average number of shares - basic                              45,174      40,384      40,308      40,216      40,145
      Weighted average number of shares - diluted                            45,669      40,886      40,811      40,737      40,605

Note:

(1) - Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-5.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)

                                                   September 30,     June 30,       March 31,      December 31,    September 30,
                                                       2005            2005            2005            2004            2004
                                                   ------------    ------------    ------------    ------------    ------------
                                                                                                       (1)
Assets:                                                                                            As Adjusted
                                                   ------------    ------------    ------------    ------------    ------------
  Cash and cash equivalents                        $    624,424    $    197,375    $    162,762    $    192,821    $    186,480
  Accounts receivable and servicing advances            335,736         116,835         103,295         105,338         101,105
  Mortgage-backed securities                          9,208,172       6,917,986       7,181,170       7,601,793       7,331,888
  Mortgage loans held for sale, net                   1,901,293       1,965,074       1,627,891       1,316,609       1,131,661
  Mortgage loans held for investment, net             1,445,429         134,597              --              --              --
  Derivative assets                                      67,185          35,756          73,383          23,344          11,630
  Mortgage servicing rights, net                        300,659         261,839         228,412         189,229         160,435
  Premises and equipment, net                            64,174          61,441          55,986          51,576          47,955
  Goodwill                                               99,268          98,826          92,745          90,877          89,196
  Other assets                                           31,697          21,185          49,332          46,556          16,645
                                                   ------------    ------------    ------------    ------------    ------------
      Total assets                                 $ 14,078,037    $  9,810,914    $  9,574,976    $  9,618,143    $  9,076,995
                                                   ============    ============    ============    ============    ============

Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit                        $  2,165,154    $    665,697    $    658,686    $    735,783    $    547,584
  Drafts payable                                         18,763          26,538          28,391          26,200          45,526
  Commercial paper                                    1,334,296       1,291,684         858,382         529,790         462,712
  Reverse repurchase agreements                       8,041,579       6,337,630       6,720,167       7,071,168       6,899,024
  Payable for securities purchased                      554,717              --              --              --              --
  Derivative liabilities                                     --           6,195           1,945           1,860          18,237
  Trust preferred securities                             96,964          48,414              --              --              --
  Accrued expenses and other liabilities                239,382         177,761         176,859         165,626         154,339
  Notes payable                                         305,766         256,060         159,339         135,761         128,448
  Income taxes payable                                   56,310          47,753          54,250          54,342          30,133
                                                   ------------    ------------    ------------    ------------    ------------
    Total liabilities                                12,812,931       8,857,732       8,658,019       8,720,530       8,286,003
                                                   ------------    ------------    ------------    ------------    ------------

Stockholders' Equity:

  Preferred stock                                       134,040         134,040         134,040         134,040          50,857
  Common stock                                              496             405             403             403             402
  Additional paid-in capital                            946,105         638,595         632,828         631,530         629,807
  Retained earnings                                     235,556         224,442         193,064         170,979         151,297
  Accumulated other comprehensive loss                  (51,091)        (44,300)        (43,378)        (39,339)        (41,371)
                                                   ------------    ------------    ------------    ------------    ------------
    Total stockholders' equity                        1,265,106         953,182         916,957         897,613         790,992
                                                   ------------    ------------    ------------    ------------    ------------

      Total liabilities and stockholders' equity   $ 14,078,037    $  9,810,914    $  9,574,976    $  9,618,143    $  9,076,995
                                                   ============    ============    ============    ============    ============

Number of shares outstanding - preferred              5,600,000       5,600,000       5,600,000       5,600,000       2,150,000
Number of shares outstanding - common                49,590,821      40,538,479      40,335,255      40,288,077      40,184,333

Note:

(1) - Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-5.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
                                 (In thousands)

                                                                                                                    Nine Months
                                                                           Three Months Ended                          Ended
                                                      -----------------------------------------------------------   -----------
                                                       Sept. 30,    June 30,    Mar. 31,    Dec. 31,    Sept. 30,    Sept. 30,
                                                         2005         2005        2005        2004        2004         2005
                                                      -----------   ---------   ---------   ---------   ---------   -----------
Preferred stock
Balance at beginning of period                        $   134,040   $ 134,040   $ 134,040   $  50,857   $      --   $   134,040
Issuance of preferred stock - offering                         --          --          --      83,183      50,857            --
                                                      -----------   ---------   ---------   ---------   ---------   -----------
Balance at end of period                              $   134,040   $ 134,040   $ 134,040   $ 134,040   $  50,857   $   134,040
                                                      -----------   ---------   ---------   ---------   ---------   -----------

Common stock
Balance at beginning of period                        $       405   $     403   $     403   $     402   $     401   $       403
Issuance of common stock - earnouts                            --           2          --          --          --             2
Issuance of common stock - Omnibus Stock Plan                   1          --          --           1           1             1
Issuance of common stock - offering                            90          --          --          --          --            90
                                                      -----------   ---------   ---------   ---------   ---------   -----------
Balance at end of period                              $       496   $     405   $     403   $     403   $     402   $       496
                                                      -----------   ---------   ---------   ---------   ---------   -----------

Additional paid-in capital
Balance at beginning of period                        $   638,595   $ 632,828   $ 631,530   $ 629,807   $ 629,203   $   631,530
Issuance of common stock - earnouts                           139       5,005         846         734         151         5,990
Issuance of common stock - Omnibus Stock Plan                 488         588         311         823         374         1,387
Issuance of common stock - offering                       304,033          --          --          --          --       304,033
Tax benefit for stock options exercised                     2,638          --          --          --          --         2,638
Restricted shares amortization                                212         174         141         166          79           527
                                                      -----------   ---------   ---------   ---------   ---------   -----------
Balance at end of period                              $   946,105   $ 638,595   $ 632,828   $ 631,530   $ 629,807   $   946,105
                                                      -----------   ---------   ---------   ---------   ---------   -----------

Retained earnings
Balance at beginning of period                        $   224,442   $ 193,064   $  99,628   $ 151,297   $ 134,515   $    99,628
Net income                                                 53,208      65,500     125,380     (22,736)     42,943       244,088
Dividends declared                                        (42,094)    (34,122)    (31,944)    (28,933)    (26,161)     (108,160)
                                                      -----------   ---------   ---------   ---------   ---------   -----------
Balance at end of period                              $   235,556   $ 224,442   $ 193,064   $  99,628   $ 151,297   $   235,556
                                                      -----------   ---------   ---------   ---------   ---------   -----------

Other comprehensive loss
Balance at beginning of period                        $   (44,300)  $ (43,378)  $ (39,339)  $ (41,371)  $ (50,553)  $   (39,339)
Unrealized (loss) gain on mortgage-backed securities      (15,918)      6,901     (24,435)    (12,491)     52,945       (33,452)
Gain (loss) on cash flow hedges, net of amortization        9,127      (7,823)     20,396      14,523     (43,763)       21,700
                                                      -----------   ---------   ---------   ---------   ---------   -----------
Balance at end of period                              $   (51,091)  $ (44,300)  $ (43,378)  $ (39,339)  $ (41,371)  $   (51,091)
                                                      -----------   ---------   ---------   ---------   ---------   -----------

Total stockholders' equity                            $ 1,265,106   $ 953,182   $ 916,957   $ 826,262   $ 790,992   $ 1,265,106
                                                      ===========   =========   =========   =========   =========   ===========

Adjustment (1)                                                 --          --          --      71,351          --            --
                                                      -----------   ---------   ---------   ---------   ---------   -----------
Adjusted total stockholders' equity (1)               $ 1,265,106   $ 953,182   $ 916,957   $ 897,613   $ 790,992   $ 1,265,106
                                                      ===========   =========   =========   =========   =========   ===========

Note:

(1) - Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-5.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                                Three Months Ended
                                                   ----------------------------------------------------------------------------
                                                    Sept. 30,        June 30,        Mar. 31,        Dec. 31,       Sept. 30,
                                                       2005            2005            2005            2004            2004
                                                   ------------    ------------    ------------    ------------    ------------
Cash flows from operating activities:
Net income                                         $     53,208    $     65,500    $    125,380    $    (22,736)   $     42,943
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
Depreciation and amortization                             3,098           2,739           2,439           2,288           2,151
Amortization and impairment of
  mortgage servicing rights                               3,478          33,230           5,082          12,034          12,562
Accretion and amortization of mortgage-backed
  securities, net                                        (2,571)         (1,169)          4,593           7,700           9,455
Amortization of deferred cash flow hedge
  gain (loss)                                             1,689           1,738          17,052             515          (7,019)
Loss on sales of mortgage-backed securities and
  derivatives                                             2,819             447           3,336             390           6,998
Unrealized loss (gain) on mortgage-backed
  securities                                             74,595          (4,533)         51,003          15,850         (33,525)
Unrealized (gain) loss on free standing
  derivatives                                           (31,137)         25,903         (40,312)        (14,482)         14,856
(Decrease) increase in forward delivery
  contracts                                             (12,820)         13,930          (9,595)            766          (9,004)
Capitalized mortgage servicing rights on
  securitized loans                                     (27,536)        (62,629)        (79,711)           (123)        (27,203)
Capitalized mortgage servicing rights on
  sold loans                                            (14,762)         (4,027)         (2,347)         (2,912)         (3,976)
Decrease (increase) in interest rate lock
  commitments                                            14,501          (6,264)            210            (395)          7,358
(Increase) decrease in mortgage loan basis
  adjustments                                           (12,649)        (10,584)         30,954         (27,113)         (1,817)
Other                                                     1,469          (2,155)          1,177          (3,720)          2,611
(Increase) decrease in operating assets:
       Accounts receivable                             (218,519)        (14,401)         12,952         (10,569)           (124)
       Servicing advances                                  (382)            861             731          (5,304)           (492)
       Income taxes receivable                               --          25,797              --              --              --
       Other assets                                     (10,512)          2,350           7,714         (40,401)         (2,857)
Increase (decrease) in operating liabilities:
       Accrued expenses and other liabilities            53,657          (1,269)         21,432          (4,695)         32,761
       Income taxes payable                               8,557          (6,497)            (92)         24,209         (10,995)

Origination of mortgage loans held for sale         (12,394,139)    (10,647,029)     (7,255,400)     (6,744,078)     (5,292,191)
Principal received from sales of mortgage loans
  held for sale                                       9,448,293       4,457,519       3,080,795       2,974,379       2,806,070
Proceeds from securitizations of mortgage loans
  held for sale                                       2,993,315       5,855,914       7,336,612          75,209       2,765,737
Additions to mortgage-backed securities and
  derivatives                                        (1,191,209)       (466,522)     (2,840,259)        (15,112)     (1,435,334)
Principal proceeds from sales of self-originated
  mortgage-backed securities                                 --       1,104,227              --         852,283       1,023,037
Cash received from residual assets in
  securitizations                                        35,431          23,539          16,556          14,709           7,186
Principal repayments of mortgage-backed
  securities                                            274,035         172,172         108,403         132,510          93,120
                                                   ------------    ------------    ------------    ------------    ------------
       Net cash (used in) provided by operating
         activities                                    (948,091)        558,787         598,705      (2,778,798)          2,308
                                                   ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:
Purchases of premises and equipment                      (5,831)         (8,194)         (6,849)         (5,909)         (5,565)
Origination of mortgage loans held for
  investment                                         (1,301,364)       (133,757)             --              --              --
Proceeds from repayments of mortgage loans held
  for investment                                          5,108              --              --              --              --
Purchases of mortgage-backed securities              (2,417,565)       (933,929)             --        (107,009)       (535,056)
Principal proceeds from sales of purchased
  mortgage-backed securities                            518,517          20,962       1,133,989          50,710         633,036
Principal repayments of purchased
  mortgage-backed securities                            414,667         361,049         368,671         351,687         296,974
                                                   ------------    ------------    ------------    ------------    ------------
       Net cash (used in) provided by investing
         activities                                  (2,786,468)       (693,869)      1,495,811         289,479         389,389
                                                   ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:
Increase (decrease) in warehouse lines of
  credit, net                                         1,499,457           7,011         (77,097)        188,199        (124,872)
Increase (decrease) in reverse repurchase
  agreements, net                                     1,703,949        (382,537)       (351,001)        172,144         485,518
(Decrease) increase in collateralized debt
  obligations                                                --              --      (2,022,218)      2,022,218              --
Increase (decrease) in payable for securities
  purchased                                             554,717              --              --              --        (423,909)
Increase (decrease) in commercial paper, net             42,612         433,302         328,592          67,078        (584,324)
(Decrease) increase in drafts payable, net               (7,775)         (1,853)          2,191         (19,326)        (40,774)
Increase in trust preferred securities                   48,550          48,414              --              --              --
Increase in notes payable, net                           49,706          96,721          23,578           7,313          21,211
Proceeds from issuance of preferred stock                    --              --              --          83,425          52,057
Proceeds from issuance of common stock                  304,522             587             311             776             426
Dividends paid                                          (34,130)        (31,950)        (28,931)        (26,167)        (24,468)
                                                   ------------    ------------    ------------    ------------    ------------
       Net cash provided by (used in) financing
         activities                                   4,161,608         169,695      (2,124,575)      2,495,660        (639,135)
                                                   ------------    ------------    ------------    ------------    ------------

Net increase (decrease) in cash and cash
  equivalents                                           427,049          34,613         (30,059)          6,341        (247,438)
Cash and cash equivalents, beginning of period          197,375         162,762         192,821         186,480         433,918
                                                   ------------    ------------    ------------    ------------    ------------
Cash and cash equivalents, end of period           $    624,424    $    197,375    $    162,762    $    192,821    $    186,480
                                                   ============    ============    ============    ============    ============

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                               Nine Months
                                                                                  Ended
                                                                              -------------
                                                                              September 30,
                                                                                  2005
                                                                              -------------
Cash flows from operating activities:
Net income                                                                    $     244,088
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization                                                         8,276
Amortization and impairment of mortgage servicing rights                             41,790
Accretion and amortization of mortgage-backed securities, net                           853
Amortization of deferred cash flow hedge gain                                        20,479
Loss on sales of mortgage-backed securities and derivatives                           6,602
Unrealized loss on mortgage-backed securities                                       121,065
Unrealized gain on free standing derivatives                                        (45,546)
Decrease in forward delivery contracts                                               (8,485)
Capitalized mortgage servicing rights on securitized loans                         (169,876)
Capitalized mortgage servicing rights on sold loans                                 (21,136)
Decrease in interest rate lock commitments                                            8,447
Decrease in mortgage loans basis adjustments                                          7,721
Other                                                                                   491
(Increase) decrease in operating assets:
       Accounts receivable                                                         (219,968)
       Servicing advances                                                             1,210
       Income taxes receivable                                                       25,797
       Other assets                                                                    (448)
Increase (decrease) in operating liabilities:
       Accrued expenses and other liabilities                                        73,820
       Income taxes payable                                                           1,968

Origination of mortgage loans held for sale                                     (30,296,568)
Principal received from sales of mortgage loans held for sale                    16,986,607
Proceeds from securitizations of mortgage loans held for sale                    16,185,841
Additions to mortgage-backed securities and derivatives                          (4,497,990)
Principal proceeds from sales of self-originated mortgage-backed securities       1,104,227
Cash received from residual assets in securitizations                                75,526
Principal repayments of mortgage-backed securities                                  554,610
                                                                              -------------
       Net cash provided by operating activities                                    209,401
                                                                              -------------

Cash flows from investing activities:
Purchases of premises and equipment                                                 (20,874)
Origination of mortgage loans held for investment                                (1,435,121)
Proceeds from repayments of mortgage loans held for investment                        5,108
Purchases of mortgage-backed securities                                          (3,351,494)
Principal proceeds from sales of purchased mortgage-backed securities             1,673,468
Principal repayments of purchased mortgage-backed securities                      1,144,387
                                                                              -------------
       Net cash used in investing activities                                     (1,984,526)
                                                                              -------------

Cash flows from financing activities:
Increase in warehouse lines of credit, net                                        1,429,371
Increase in reverse repurchase agreements, net                                      970,411
Decrease in collateralized debt obligations                                      (2,022,218)
Increase in payable for securities purchased                                        554,717
Increase in commercial paper, net                                                   804,506
Decrease in drafts payable, net                                                      (7,437)
Increase in trust preferred securities                                               96,964
Increase in notes payable, net                                                      170,005
Proceeds from issuance of common stock                                              305,420
Dividends paid                                                                      (95,011)
                                                                              -------------
       Net cash provided by financing activities                                  2,206,728
                                                                              -------------

Net increase in cash and cash equivalents                                           431,603
Cash and cash equivalents, beginning of period                                      192,821
                                                                              -------------
Cash and cash equivalents, end of period                                      $     624,424
                                                                              =============

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                 FAIR VALUE OF FINANCIAL INSTRUMENTS (Unaudited)
                                 (In thousands)

                                                            September 30, 2005
                                               ---------------------------------------------
                                                                              Fair Value in
                                                                                Excess of
                                               Carrying Value   Fair Value   Carrying Value
                                               --------------   ----------   ---------------
Assets:
  Cash and cash equivalents                    $      624,424   $  624,424   $            --
  Accounts receivable and servicing advances          335,736      335,736                --
  Mortgage-backed securities                        9,208,172    9,208,172                --
  Mortgage loans held for sale, net                 1,901,293    1,909,533             8,240
  Mortgage loans held for investment, net           1,445,429    1,473,965            28,536
  Mortgage servicing rights, net                      300,659      300,772               113
  Derivative assets*                                   67,185       75,556             8,371
                                                                             ---------------
                                                                             $        45,260
                                                                             ---------------

                                                                             Carrying Value
                                                                              in Excess of
                                                                               Fair Value
                                                                             ---------------
Liabilities:
  Warehouse lines of credit                    $    2,165,154   $2,165,154   $            --
  Drafts payable                                       18,763       18,763                --
  Commercial paper                                  1,334,296    1,334,296                --
  Reverse repurchase agreements                     8,041,579    8,041,313               266
  Trust preferred securities                           96,964       96,964                --
  Notes payable                                       305,766      305,766                --
                                                                             ---------------
                                                                             $           266
                                                                             ---------------

                                                                              Fair Value in
                                                                                Excess of
                                                                             Carrying Value
                                                                             ---------------
                                                                             $        45,526
                                                                             ===============

* Derivative assets includes interest rate lock commitments ("IRLCs") to fund mortgage loans.

The carrying value excludes the value of the mortgage servicing rights ("MSRs") attached to the IRLCs in accordance with SEC Staff Accounting Bulletin No. 105. The fair value includes the value of MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                              Three Months Ended
                                                    ---------------------------------------------------------------------------
                                                             March 31, 2005                        December 31, 2004
                                                    ------------------------------------    -----------------------------------
                                                                   (1)                                    (1)
                                                     GAAP      Adjustments   As Adjusted     GAAP     Adjustments   As Adjusted
                                                    -------    -----------   -----------    ------    -----------   -----------
Mortgage-Backed Securities Holdings Segment:*
-------------------------------------------------
Average mortgage-backed securities held
  ($billions)                                           5.9            1.5           7.4       7.1            0.2           7.3
Interest income ($millions)                            58.3           19.9          78.2      68.4            2.2          70.6
Average portfolio yield                                3.98%                        4.23%     3.86%                        3.89%

Interest expense ($millions)                           39.0            7.7          46.7      42.4            0.2          42.6
Average cost of funds and hedges                       2.79%                        2.71%     2.52%                        2.48%

Net interest income ($millions)                        19.3           12.2          31.5      26.0            2.0          28.0
Net interest margin                                    1.33%                        1.70%     1.49%                        1.57%

Mortgage-backed securities held - end of
  period ($billions)                                    7.2                          7.2       6.0            1.6           7.6
Period end duration gap (in years)                     0.09                         0.09      0.07                         0.07

* - Excludes loans held pending securitization

Loan Origination Segment:
-------------------------------------------------
Loan originations ($billions)                           7.2                          7.2       6.7                          6.7
   Refinance                                             48%                          48%       46%                          46%
   ARM                                                   53%                          53%       55%                          55%

Average mortgage loans, net ($billions)                 6.2           -3.4           2.8       3.1           -0.4           2.7
Net interest income ($millions)                        41.3          -22.4          18.9      22.6           -2.4          20.2
Net interest margin                                    2.64%                        2.70%     2.93%                        2.97%

Loans securitized and held ($billions)                  2.8           -1.5           1.3        --            1.5           1.5
Loans securitized and sold ($billions)                  4.5           -2.0           2.5        --            2.0           2.0
Loans sold to third parties ($billions)                 3.1                          3.1       2.9                          2.9

Gain on sales of loans and current period
  securitizations net of hedge gains
  ($millions)                                         156.4          -43.5         112.9      36.0           73.4         109.4
Excess of fair value over carrying value of
  loans added to investment portfolio ($millions)        --             --            --        --             --            --
                                                    -------    -----------   -----------    ------    -----------   -----------
           Total ($millions)                          156.4          -43.5         112.9      36.0           73.4         109.4
                                                    -------    -----------   -----------    ------    -----------   -----------
Gain on sales of loans and current period
  securitizations net of hedge gains (% of
  principal)                                           2.26%                        1.64%     0.56%                        1.69%
Excess of fair value over carrying value of
  loans added to investment portfolio (% of
  principal)                                             --                           --        --                           --
           Total (% of principal)                      2.26%                        1.64%     0.56%                        1.69%
Applications accepted ($billions)                      13.0                         13.0       9.9                          9.9
Application pipeline ($billions)                        8.4                          8.4       6.2                          6.2

                                                             March 31, 2005                        December 31, 2004
                                                    ------------------------------------    -----------------------------------
Loan Servicing Segment:
-------------------------------------------------
Loan servicing portfolio - total with
  warehouse ($billions)                                19.9                         19.9      16.8                         16.8
Loan servicing portfolio - loans sold or
  securitized ($billions)                              18.2                         18.2      12.0            3.5          15.5
Weighted average note rate                             5.21%                        5.21%     5.48%                        5.45%
Weighted average service fee                          0.344%                       0.344%    0.348%                       0.345%
Average age (in months)                                  14                           14        20                           16

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                            Nine Months Ended
                                                                   ------------------------------------
                                                                            September 30, 2005
                                                                   ------------------------------------
                                                                                  (1)
                                                                    GAAP      Adjustments   As Adjusted
                                                                   -------    -----------   -----------
Mortgage-Backed Securities Holdings Segment:*
----------------------------------------------------------------
Average mortgage-backed securities held ($billions)                    6.6            0.5           7.1
Interest income ($millions)                                          219.9           19.9         239.8
Average portfolio yield                                               4.45%                        4.50%

Interest expense ($millions)                                         154.1            7.7         161.8
Average cost of funds and hedges                                      3.34%                        3.29%

Net interest income ($millions)                                       65.8           12.2          78.0
Net interest margin                                                   1.33%                        1.46%

Mortgage-backed securities held - end of period ($billions)            9.2                          9.2
Period end duration gap (in years)                                    0.17                         0.17

* - Excludes loans held pending securitization

Loan Origination Segment:
----------------------------------------------------------------
Loan originations ($billions)                                         31.7                         31.7
   Refinance                                                            45%                          45%
   ARM                                                                  50%                          50%

Average mortgage loans, net ($billions)                                5.3       -1.2               4.1
Net interest income ($millions)                                       90.7       -22.4             68.3
Net interest margin                                                   2.34%                        2.26%

Loans securitized and held ($billions)                                 4.4       -1.5               2.9
Loans securitized and sold ($billions)                                12.3       -2.0              10.3
Loans sold to third parties ($billions)                               17.5                         17.5
Additions to loans held for investment ($billions)                     1.4                          1.4
Gain on sales of loans and current period securitizations
   net of hedge gains ($millions)                                    515.5       -43.5            472.0
Excess of fair value over carrying value of loans added
  to investment portfolio ($millions)                                 27.8                         27.8
                                                                   -------                  -----------
           Total ($millions)                                         543.3                        499.8
                                                                   -------                  -----------
Gain on sales of loans and current period securitizations
   net of hedge gains (% of principal)                                1.74%                        1.60%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                            1.92%                        1.92%
           Total (% of principal)                                     1.75%                        1.61%
Applications accepted ($billions)                                     50.0                         50.0
Application pipeline ($billions)                                      11.6                         11.6

                                                                            September 30, 2005
                                                                   ------------------------------------
Loan Servicing Segment:
----------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($billions)           27.5                         27.5
Loan servicing portfolio - loans sold or securitized ($billions)      24.2                         24.2
Weighted average note rate                                            5.73%                        5.73%
Weighted average service fee                                         0.331%                       0.331%
Average age (in months)                                                 13                           13

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                Three Months Ended
                                                ----------------------------------------------------------------------------------
                                                            March 31, 2005                            December 31, 2004
                                                ---------------------------------------    ---------------------------------------
                                                                 (1)                                        (1)
                                                  GAAP       Adjustments    As Adjusted      GAAP       Adjustments    As Adjusted
                                                ---------    -----------    -----------    ---------    -----------    -----------
Net interest income:
      Interest income                           $ 146,894    $   (26,925)   $   119,969    $ 115,957    $    (2,172)   $   113,785
      Interest expense                            (88,091)        16,766        (71,325)     (68,777)         1,775        (67,002)
                                                ---------    -----------    -----------    ---------    -----------    -----------
           Net interest income                     58,803        (10,159)        48,644       47,180           (397)        46,783
                                                ---------    -----------    -----------    ---------    -----------    -----------

Non-interest income:
      Gain on sales of mortgage loans              35,253             --         35,253       36,004             --         36,004
      Gain on sales of current period
        securitized mortgage loans                 69,919        (25,258)        44,661           --         40,674         40,674
      Gain on sales of mortgage-backed
        securities and derivatives                  6,132         (1,400)         4,732        2,873             --          2,873
      Unrealized gain (loss) on mortgage-
        backed securities and derivatives          57,499        (37,263)        20,236       (6,579)        33,803         27,224

      Loan servicing fees                          11,312          2,851         14,163       11,701             --         11,701
      Amortization                                 (8,501)        (2,170)       (10,671)      (9,750)            --         (9,750)
      Impairment reserve recovery (provision)       3,419          2,048          5,467       (2,284)        (2,729)        (5,013)
                                                ---------    -----------    -----------    ---------    -----------    -----------
           Net loan servicing fees (loss)           6,230          2,729          8,959         (333)        (2,729)        (3,062)
                                                ---------    -----------    -----------    ---------    -----------    -----------

      Other non-interest income                     1,466             --          1,466        1,480             --          1,480
                                                ---------    -----------    -----------    ---------    -----------    -----------
           Non-interest income                    176,499        (61,192)       115,307       33,445         71,748        105,193
                                                ---------    -----------    -----------    ---------    -----------    -----------

Non-interest expenses:
      Salaries, commissions and benefits, net      68,475             --         68,475       60,588             --         60,588
      Occupancy and equipment                      12,671             --         12,671       11,556             --         11,556
      Data processing and communications            5,950             --          5,950        5,869             --          5,869
      Office supplies and expenses                  4,429             --          4,429        4,385             --          4,385
      Marketing and promotion                       4,130             --          4,130        3,391             --          3,391
      Travel and entertainment                      3,928             --          3,928        5,106             --          5,106
      Professional fees                             3,470             --          3,470        5,378             --          5,378
      Other                                         6,869             --          6,869        6,333             --          6,333
                                                ---------    -----------    -----------    ---------    -----------    -----------
           Non-interest expenses                  109,922             --        109,922      102,606             --        102,606
                                                ---------    -----------    -----------    ---------    -----------    -----------

Net income before income tax expense              125,380        (71,351)        54,029      (21,981)        71,351         49,370

Income tax expense                                     --             --             --          755             --            755
                                                ---------    -----------    -----------    ---------    -----------    -----------

Net income                                      $ 125,380    $   (71,351)   $    54,029    $ (22,736)   $    71,351    $    48,615
                                                =========    ===========    ===========    =========    ===========    ===========

Dividends on preferred stock                        3,305             --          3,305        2,340             --          2,340
                                                ---------    -----------    -----------    ---------    -----------    -----------
Net income available to common shareholders     $ 122,075    $   (71,351)   $    50,724    $ (25,076)   $    71,351    $    46,275
                                                =========    ===========    ===========    =========    ===========    ===========

      Per share data:
        Basic                                   $    3.03    $     (1.77)   $      1.26    $   (0.62)   $      1.77    $      1.15
        Diluted                                 $    2.99    $     (1.75)   $      1.24    $   (0.62)   $      1.75    $      1.14

        Weighted average number of shares
          - basic                                  40,308         40,308         40,308       40,216         40,216         40,216
        Weighted average number of shares
          - diluted                                40,811         40,811         40,811       40,737         40,737         40,737

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                      Nine Months Ended
                                                                             ---------------------------------------
                                                                                      September 30, 2005
                                                                             ---------------------------------------
                                                                                              (1)
                                                                               GAAP       Adjustments    As Adjusted
                                                                             ---------    -----------    -----------
Net interest income:
      Interest income                                                        $ 462,250    $   (26,925)   $   435,325
      Interest expense                                                        (311,596)        16,766       (294,830)
                                                                             ---------    -----------    -----------
           Net interest income                                                 150,654        (10,159)       140,495
                                                                             ---------    -----------    -----------

Non-interest income:
      Gain on sales of mortgage loans                                          236,288             --        236,288
      Gain on sales of current period securitized mortgage loans               194,256        (25,258)       168,998
      Gain on sales of mortgage-backed securities and derivatives               12,868         (1,400)        11,468
      Unrealized gain (loss) on mortgage-backed securities and derivatives      36,242        (37,263)        (1,021)

      Loan servicing fees                                                       49,381          2,851         52,232
      Amortization                                                             (36,388)        (2,170)       (38,558)
      Impairment reserve provision                                              (5,402)         2,048         (3,354)
                                                                             ---------    -----------    -----------
           Net loan servicing fees                                               7,591          2,729         10,320
                                                                             ---------    -----------    -----------

      Other non-interest income                                                  5,594             --          5,594
                                                                             ---------    -----------    -----------
           Non-interest income                                                 492,839        (61,192)       431,647
                                                                             ---------    -----------    -----------

Non-interest expenses:
      Salaries, commissions and benefits, net                                  264,712             --        264,712
      Occupancy and equipment                                                   42,396             --         42,396
      Data processing and communications                                        18,386             --         18,386
      Office supplies and expenses                                              15,110             --         15,110
      Marketing and promotion                                                   14,360             --         14,360
      Travel and entertainment                                                  14,025             --         14,025
      Professional fees                                                         10,646             --         10,646
      Other                                                                     21,072             --         21,072
                                                                             ---------    -----------    -----------
           Non-interest expenses                                               400,707             --        400,707
                                                                             ---------    -----------    -----------

Net income before income tax benefit                                           242,786        (71,351)       171,435

Income tax benefit                                                              (1,302)            --         (1,302)
                                                                             ---------    -----------    -----------

Net income                                                                   $ 244,088    $   (71,351)   $   172,737
                                                                             =========    ===========    ===========

Dividends on preferred stock                                                     9,913             --          9,913
                                                                             ---------    -----------    -----------
Net income available to common shareholders                                  $ 234,175    $   (71,351)   $   162,824
                                                                             =========    ===========    ===========

      Per share data:
        Basic                                                                $    5.58    $     (1.70)   $      3.88
        Diluted                                                              $    5.51    $     (1.68)   $      3.83

        Weighted average number of shares - basic                               41,973         41,973         41,973
        Weighted average number of shares - diluted                             42,471         42,471         42,471

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)

                                                                December 31, 2004
                                                   --------------------------------------------
                                                                       (1)
Assets:                                                GAAP        Adjustments     As Adjusted
                                                   ------------    ------------    ------------
  Cash and cash equivalents                        $    192,821    $         --    $    192,821
  Accounts receivable and servicing advances            116,978         (11,640)        105,338
  Mortgage-backed securities                          6,016,866       1,584,927       7,601,793
  Mortgage loans held for sale, net                   4,853,394      (3,536,785)      1,316,609
  Derivative assets                                      24,803          (1,459)         23,344
  Mortgage servicing rights, net                        151,436          37,793         189,229
  Premises and equipment, net                            51,576              --          51,576
  Goodwill                                               90,877              --          90,877
  Other assets                                           57,046         (10,490)         46,556
                                                   ------------    ------------    ------------
      Total assets                                 $ 11,555,797    $ (1,937,654)   $  9,618,143
                                                   ============    ============    ============

Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit                        $    735,783    $         --    $    735,783
  Drafts payable                                         26,200              --          26,200
  Commercial paper                                      529,790              --         529,790
  Reverse repurchase agreements                       7,071,168              --       7,071,168
  Collateralized debt obligations                     2,022,218      (2,022,218)             --
  Derivative liabilities                                  1,860              --           1,860
  Accrued expenses and other liabilities                152,413          13,213         165,626
  Notes payable                                         135,761              --         135,761
  Income taxes payable                                   54,342              --          54,342
                                                   ------------    ------------    ------------
    Total liabilities                                10,729,535      (2,009,005)      8,720,530
                                                   ------------    ------------    ------------

Stockholders' Equity:

  Preferred stock                                       134,040              --         134,040
  Common stock                                              403              --             403
  Additional paid-in capital                            631,530              --         631,530
  Retained earnings                                      99,628          71,351         170,979
  Accumulated other comprehensive loss                  (39,339)             --         (39,339)
                                                   ------------    ------------    ------------
    Total stockholders' equity                          826,262          71,351         897,613
                                                   ------------    ------------    ------------

      Total liabilities and stockholders' equity   $ 11,555,797    $ (1,937,654)   $  9,618,143
                                                   ============    ============    ============

Number of shares outstanding - preferred              5,600,000       5,600,000       5,600,000
Number of shares outstanding - common                40,288,077      40,288,077      40,288,077

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.